UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2009

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement
On September 21, 2009, Frederick’s of Hollywood Group Inc. (the “Company”), FOH Holdings, Inc., Frederick’s of Hollywood, Inc. (“Frederick’s”) and the subsidiaries of Frederick’s (collectively, the “Borrowers”) entered into a Second Amendment to Amended and Restated Financing Agreement (“Second Amendment”) with Wells Fargo Retail Finance II, LLC, in its capacity as Lender and as arranger and agent for the Lenders (in such capacity, the “Agent”).  The Second Amendment amends certain provisions of the Amended and Restated Financing Agreement, dated as of January 28, 2008, as amended by the First Amendment to Amended and Restated Financing Agreement, dated as of September 9, 2008, by and among the Borrowers and the Agent (as amended, the “Financing Agreement”).

The Second Amendment provides for a $2.0 million bridge facility (“Bridge Facility”) under the Company’s senior revolving credit facility (“Facility”) at an annual interest rate of LIBOR (currently 0.2463%) plus 10%, to be repaid upon the earlier of December 7, 2009 and the consummation of an equity capital financing in which the Company receives net proceeds in excess of $4.9 million (a “Recapitalization Event”).

In addition, the Second Amendment amends the interest rates on “Base Rate” loans and “LIBOR Rate” loans under the Facility as follows:

•	“Base Rate” loan interest rates were increased from the Wells Fargo prime rate less 25 basis points to the Wells Fargo prime rate plus 175 basis points; and

•	“LIBOR Rate” loan interest rates were increased from LIBOR plus 150 basis points to LIBOR plus 300 basis points.

The Second Amendment also provides for an increase of the fee on any unused portion of the Facility from 25 basis points to 50 basis points.  In addition, upon a Recapitalization Event, the applicable percentages used in calculating the borrowing base under the Financing Agreement will be reduced.

In connection with the Second Amendment, the Company is required to pay the Agent a one-time amendment fee of $150,000, one half of which has been paid and the remainder will be paid upon the Recapitalization Event.

The foregoing description of the Second Amendment and the Financing Agreement is qualified in its entirety by reference to the complete text of the agreements.  A copy of the Second Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Financing Agreement was filed as Exhibit 10.7 to a Current Report on Form 8-K filed with the SEC on February 1, 2008, and copy of the First Amendment to the Financing Agreement, which was entered into for the purpose of making a technical modification to the Financing Agreement, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1
Amended and Restated Financing Agreement dated as of January 28, 2008 by and among the Company and certain of its Subsidiaries, as Borrowers, the financial institutions from time to time party thereto and Wells Fargo Retail Finance II, LLC, as the Arranger and Agent (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2008).

10.2*
First Amendment, dated as of September 9, 2008, to Amended and Restated Financing Agreement dated as of January 28, 2008 by and among the Company and certain of its Subsidiaries, as Borrowers, the financial institutions from time to time party thereto and Wells Fargo Retail Finance II, LLC, as the Arranger and Agent.

10.3*
Second Amendment, dated as of September 21, 2009, to Amended and Restated Financing Agreement dated as of January 28, 2008, as amended, by and among the Company and certain of its Subsidiaries, as Borrowers, the financial institutions from time to time party thereto and Wells Fargo Retail Finance II, LLC, as the Arranger and Agent.

99.1*	Press release, dated September 23, 2009, announcing Second Amendment to Financing Agreement.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2009

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)